Exhibit 99.1

                                              FOR IMMEDIATE RELEASE
                                              Monday, January 30, 2006

                                              For further information contact:
                                              Anthony J.  Fabiano
                                              Senior Vice President,
                                              Chief Financial Officer
                                              and Corporate Secretary
                                              (914) 761-3636

                   SOUND FEDERAL BANCORP, INC. ANNOUNCES THIRD
                             FISCAL QUARTER EARNINGS

White Plains, New York (PR Newswire), Monday, January 30, 2006 -- Sound Federal Bancorp, Inc. (Nasdaq National Market: "SFFS") (the "Company"), the holding company for Sound Federal Savings (the "Bank"), announced net income of $1.05 million or diluted earnings per share of $0.09 for the quarter ended December 31, 2005 as compared to $1.43 million or diluted earnings per share of $0.12 for the quarter ended December 31, 2004. Net income decreased $380,000 for the quarter ended December 31, 2005, compared to the same quarter a year ago, primarily due to a $645,000 increase in non-interest expense, partially offset by a $48,000 increase in net interest income and a $253,000 decrease in income tax expense. For the nine months ended December 31, 2005, net income amounted to $3.53 million or diluted earnings per share of $0.30, as compared to $4.35 million or diluted earnings per share of $0.36 for the same period in 2004, a decrease of $825,000 or 18.9% in net income. The decrease in net income for the nine months ended December 31, 2005 is primarily attributable to a $1.7 million increase in non-interest expense, partially offset by a $449,000 increase in non-interest income and a $530,000 decrease in income tax expense.

Bruno J. Gioffre, Chairman of the Board, commented, "The results for the quarter reflect the effect of the flat yield curve and increased operating expenses. The increase in operating expenses is due primarily to the growth of the franchise. Our growth is evidenced by increases, since March 31, 2005, of 14.1% in total assets, 26.8% in net loans and 16.6% in deposits. This growth has occurred at a time when the yield curve has remained flat for several consecutive quarters. While the growth of the Company in this interest rate environment has restrained earnings, we believe that the value of the franchise has been enhanced and will be a positive factor in the future earnings stream. While we do not know what the yield curve will look like in the future, we do know that the yield curve will not remain flat indefinitely. We will continue to pursue a prudent growth strategy and remain committed to enhancing stockholder value. As always, we value and thank you for your continued support of our Company."

The Company's total assets amounted to $1.1 billion at December 31, 2005, as compared to $1.0 billion at March 31, 2005. The $142.4 million increase in assets primarily consisted of a $150.0 million increase in net


                                     -more-
loans to $710.8 million, partially offset by a decrease in total securities of $20.2 million. Our asset growth was funded principally by a $137.9 million increase in deposits to $969.7 million.

Total stockholders' equity increased $1.5 million to $128.7 million at December 31, 2005 as compared to $127.2 million at March 31, 2005. The increase reflects net income of $3.5 million and increases of $2.3 million related to stock options, stock awards and ESOP shares, partially offset by common stock repurchases at a cost of $1.3 million, dividends paid of $2.5 million and an increase of $512,000 in the accumulated other comprehensive loss.

The accumulated other comprehensive loss of $3.2 million at December 31, 2005 represents the after-tax net unrealized loss on securities available for sale ($5.4 million pre-tax). The Company invests primarily in mortgage-backed securities guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac, as well as U.S. Government and Agency securities. The unrealized losses at December 31, 2005 were caused by increases in market yields subsequent to purchase. There were no debt securities past due or securities for which the Company currently believes it is not probable that it will collect all amounts due according to the contractual terms of the security. Because the Company has the ability to hold securities with unrealized losses until a market price recovery (which, for debt securities may be until maturity), the Company did not consider these securities to be other-than-temporarily impaired at December 31, 2005.

Net interest income for the quarter ended December 31, 2005 increased $48,000 to $6.72 million as compared to $6.68 million for the quarter ended December 31, 2004. Our net interest rate spread was 2.20% and 2.63% for the quarters ended December 31, 2005 and 2004, respectively. Our net interest margin for those respective periods was 2.50% and 2.85%. For the nine months ended December 31, 2005, net interest income amounted to $19.79 million as compared to $19.84 million for the prior year. Our interest rate spread was 2.28% and 2.71% and our net interest margin was 2.57% and 2.93% for the respective nine month periods. The decreases in interest rate spread and net interest margin are primarily the result of a decrease in the spread between short and long-term market interest rates. At December 31, 2005, the spread between the 1-month and 10-year Treasury yield rates was 38 basis points as compared to 205 basis points at December 31, 2004. As a result, the Company's average cost of interest-bearing liabilities has increased faster than the yield on interest-earning assets which are principally affected by longer-term interest rates.

The provision for loan losses was $75,000 for the quarters ended December 31, 2005 and 2004 and $225,000 for the nine months ended December 31, 2005 and 2004. Non-performing loans amounted to $2.7 million or 0.38% of total loans at December 31, 2005, as compared to $734,000 or 0.14% of total loans at December 31, 2004. At March 31, 2005, non-performing loans amounted to $580,000 or 0.10% of total loans. The allowance for loan losses amounted to $3.2 million and $3.0 million at December 31, 2005 and March 31, 2005, respectively. There were no charge-offs or recoveries during the quarters ended December 31, 2005 and 2004. The increase in the allowance for loan losses primarily reflects an increase in the origination of adjustable rate mortgage loans, commercial mortgage loans and commercial loans (not secured by real estate), as well as overall portfolio growth.

Non-interest income totaled $346,000 and $382,000 for the quarters ended December 31, 2005 and 2004, respectively. For the nine months ended December 31, 2005, non-interest income amounted to $1.5 million as compared to $1.0 million for the nine months ended December 31, 2004. The increase in non-interest income for the nine month period was primarily due to a $325,000 gain on the sale of real estate which was completed in September 2005. The property was contiguous to an existing branch site. Management determined that this property was not going to be used in connection with the operation of the branch.

Non-interest expense totaled $5.2 million for the quarter ended December 31, 2005 as compared to $4.6 million for the quarter ended December 31, 2004. This increase is due to increases of $431,000 in compensation and benefits expense, $75,000 in occupancy and equipment expense, $114,000 in advertising and promotion expense and $75,000 in other non-interest expense, partially offset by a decrease of $50,000 in data processing service fees. For the nine months ended December 31, 2005, non-interest expense increased $1.7 million to $15.2 million as compared to $13.5 million for the nine months ended December 31, 2004.


                                     -more-

This increase is due primarily to increases of $1.2 million in compensation and benefits, $269,000 in occupancy and equipment expense, and $149,000 in advertising and promotion expense. The increases include costs attributable to two new branches opened during the fourth quarter of fiscal 2005.

The Bank is a federally-chartered savings bank offering traditional financial services and products through its New York branches in Mamaroneck, Harrison, Rye Brook, New Rochelle, Peekskill, Yorktown, Somers, Cortlandt and Carmel in Westchester County and New City in Rockland County, and in Connecticut in Greenwich, Stamford, Brookfield and Bethel.

                                   * * * * * *

This press release contains certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the Company and the Bank. These estimates are subject to various factors that could cause actual results to differ materially from these estimates. Such factors include (i) the effect that an adverse movement in interest rates could have on net interest income, (ii) customer preferences,
(iii) national and local economic and market conditions, (iv) higher than anticipated operating expenses and (v) a lower level of or higher cost for deposits than anticipated. The Company disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.

Balance sheets, statements of income and other financial data are attached.


                                     -more-

Sound Federal Bancorp, Inc. and Subsidiary
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share data)

                                                               December 31,      March 31,
                                                                   2005             2005
                                                               ------------    -------------
Assets
Cash and due from banks                                        $     12,591    $     11,512
Federal funds sold and other overnight deposits                      44,116          31,095

Securities:
   Available for sale, at fair value                                227,537         276,154
   Held to maturity, at amortized cost                              107,931          79,489
                                                               ------------    ------------
            Total securities                                        335,468         355,643
                                                               ------------    ------------
Loans, net:
  Mortgage loans                                                    707,288         558,662
  Other loans                                                         6,698           5,100
  Allowance for loan losses                                          (3,236)         (3,011)
                                                               ------------    ------------
            Total loans, net                                        710,750         560,751
                                                               ------------    ------------
 Accrued interest receivable                                          4,764           4,277
 Federal Home Loan Bank stock                                         3,157           5,738
 Premises and equipment, net                                          5,687           6,214
 Goodwill                                                            13,970          13,970
 Bank-owned life insurance                                           10,747          10,464
 Prepaid pension costs                                                4,299           3,057
 Deferred income taxes                                                1,977           2,236
 Other assets                                                         1,800           1,993
                                                               ------------    ------------
            Total assets                                       $  1,149,326    $  1,006,950
                                                               ============    ============

Liabilities and Stockholders' Equity

Liabilities:
  Deposits                                                     $    969,702    $    831,768
  Borrowings                                                         35,000          38,000
  Mortgagors' escrow funds                                            7,302           5,264
  Due to brokers for securities purchased                             5,867           2,513
  Accrued expenses and other liabilities                              2,804           2,245
                                                               ------------    ------------
            Total liabilities                                     1,020,675         879,790
                                                               ------------    ------------
Stockholders' equity:
   Preferred stock ($0.01 par value; 1,000,000 shares
     authorized; none issued and outstanding)                          --              --
   Common stock  ($0.01 par value; 24,000,000 shares
      authorized; 13,636,170 shares issued; 12,322,206 and
      12,377,206 shares outstanding at December 31, 2005
      and March 31, 2005, respectively)                                 136             136
   Additional paid-in capital                                       104,630         103,728
   Treasury stock, at cost (1,313,964 and 1,258,964  shares
      at December 31, 2005 and March 31, 2005, respectively)        (19,013)        (18,131)
   Common stock held by Employee Stock Ownership Plan                (5,675)         (6,053)
   Unearned stock awards                                             (3,548)         (4,435)
   Retained earnings                                                 55,356          54,638
   Accumulated other comprehensive loss, net of taxes                (3,235)         (2,723)
                                                               ------------    ------------
            Total stockholders' equity                              128,651         127,160
                                                               ------------    ------------
            Total liabilities and stockholders' equity         $  1,149,326    $  1,006,950
                                                               ============    ============

Sound Federal Bancorp, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

                                                               For the Three               For the Nine
                                                                Months Ended                Months Ended
                                                                December 31,                December 31,
                                                           ---------------------       ---------------------
                                                             2005         2004          2005          2004
                                                           -------       -------       -------       -------
Interest and Dividend Income
 Loans                                                     $ 9,834       $ 7,482       $26,972       $21,733
 Mortgage-backed and other securities                        3,166         3,101         9,392         8,917
 Federal funds sold and other overnight deposits               290           113           666           245
 Other earning assets                                           88            32           240            87
                                                           -------       -------       -------       -------
 Total interest and dividend income                         13,378        10,728        37,270        30,982
                                                           -------       -------       -------       -------
Interest Expense
 Deposits                                                    6,286         3,677        16,377        10,002
 Borrowings                                                    362           371         1,084         1,126
 Other interest-bearing liabilities                              7             5            18            15
                                                           -------       -------       -------       -------
 Total interest expense                                      6,655         4,053        17,479        11,143
                                                           -------       -------       -------       -------
 Net interest income                                         6,723         6,675        19,791        19,839
 Provision for loan losses                                      75            75           225           225
                                                           -------       -------       -------       -------
 Net interest income after provision for loan losses         6,648         6,600        19,566        19,614
                                                           -------       -------       -------       -------
Non-Interest Income
 Service charges and fees                                      251           244           885           740
 Income on bank-owned life insurance                            95           121           283           287
 Gain on sale of assets                                       --              17           325            17
                                                           -------       -------       -------       -------
 Total non-interest income                                     346           382         1,493         1,044
                                                           -------       -------       -------       -------
Non-Interest Expense
 Compensation and benefits                                   2,969         2,538         8,637         7,412
 Occupancy and equipment                                       748           673         2,236         1,967
 Data processing service fees                                  264           314           910           878
 Advertising and promotion                                     303           189           828           679
 Other                                                         961           886         2,638         2,557
                                                           -------       -------       -------       -------
 Total non-interest expense                                  5,245         4,600        15,249        13,493
                                                           -------       -------       -------       -------

 Income before income tax expense                            1,749         2,382         5,810         7,165
 Income tax expense                                            703           956         2,281         2,811
                                                           -------       -------       -------       -------
 Net income                                                $ 1,046       $ 1,426       $ 3,529       $ 4,354
                                                           =======       =======       =======       =======
Earnings per share:
   Basic earnings per share                                $  0.09       $  0.12       $  0.31       $  0.37
                                                           =======       =======       =======       =======
   Diluted earnings per share                              $  0.09       $  0.12       $  0.30       $  0.36
                                                           =======       =======       =======       =======


Sound Federal Bancorp, Inc. and Subsidiary

Other Financial Data
(Unaudited)
(Dollars in thousands, except per share data)

                                                                       At or for the Quarter Ended
                                           -------------------------------------------------------------------------------------
                                           Dec. 31, 2005    Sept. 30, 2005    June 30, 2005     March 31, 2005     Dec. 31, 2004
                                           -------------------------------------------------------------------------------------
Net interest income                         $    6,723        $    6,548        $    6,520        $    6,584        $    6,675
Provision for loan losses                           75                75                75                75                75
Non-interest income                                346               778               369               403               382
Non-interest expense:
   Compensation and benefits                     2,969             2,841             2,827             2,533             2,538
   Occupancy and equipment                         748               751               737               750               673
   Other non-interest expense                    1,528             1,442             1,406             1,792             1,389
                                            ----------        ----------        ----------        ----------        ----------
 Total non-interest expense                      5,245             5,034             4,970             5,075             4,600
                                            ----------        ----------        ----------        ----------        ----------
Income before income tax expense                 1,749             2,217             1,844             1,837             2,382
Income tax expense                                 703               858               720               722               956
                                            ----------        ----------        ----------        ----------        ----------
Net income                                  $    1,046        $    1,359        $    1,124        $    1,115        $    1,426
                                            ==========        ==========        ==========        ==========        ==========
Total assets                                $1,149,326        $1,083,065        $1,060,811        $1,006,950        $  984,372
Loans, net                                     710,750           668,019           613,481           560,751           541,955
Mortgage-backed securities
   Available for sale                          150,758           165,474           184,491           199,746           216,133
   Held to maturity                             64,988            60,530            60,314            59,777            54,717
Other securities
   Available for sale                           76,779            77,183            76,988            76,408            79,364
   Held to maturity                             42,943            34,211            23,713            19,712            14,713
Deposits                                       969,702           913,722           890,191           831,768           802,990
Borrowings                                      35,000            35,000            35,000            38,000            38,000
Stockholders' equity                           128,651           128,179           128,084           127,160           131,134
---------------------------------------------------------------------------------------------------------------------------------
Performance Data:
Return on average assets (1)                      0.37%             0.51%             0.44%             0.46%             0.58%
Return on average equity (1)                      3.25%             4.14%             3.57%             3.51%             4.38%
Net interest rate spread (1)                      2.20%             2.27%             2.41%             2.62%             2.63%
Net interest margin (1)                           2.50%             2.55%             2.66%             2.85%             2.85%
Efficiency ratio (2)                             74.20%            71.90%            72.14%            73.61%            65.18%

Per Common Share Data:
Basic earnings per common share             $     0.09        $     0.12        $     0.10        $     0.10        $     0.12
Diluted earnings per common share           $     0.09        $     0.12        $     0.10        $     0.10        $     0.12
Book value per share (3)                    $    10.44        $    10.41        $    10.41        $    10.27        $    10.40
Tangible book value per share (3)           $     9.31        $     9.28        $     9.28        $     9.15        $     9.29
Dividends per share                         $    0.075        $    0.070        $    0.065        $     0.06        $     0.06
---------------------------------------------------------------------------------------------------------------------------------
Capital Ratios:
Equity to total assets (consolidated)            11.19%            11.83%            12.07%            12.63%            13.32%
Tier 1 leverage capital (Bank)                    9.43%             9.80%             9.85%            10.24%            10.37%
---------------------------------------------------------------------------------------------------------------------------------
Asset Quality Data:
Total non-performing loans                  $    2,689        $    1,285        $    2,183        $      580        $      734
Total non-performing assets                 $    2,689        $    1,285        $    2,183        $      580        $      734
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

(1) Ratios are annualized.

(2) Computed by dividing non-interest expense by the sum of net interest income and non-interest income.

(3) Computed based on total common shares issued, less treasury shares.